Exhibit 10.1

AMENDMENT

TO

PURCHASE ORDER FINANCING AGREEMENT

Amendment made as of this     21 day of             July, 2004 by and between, The Price Group, LLC, a California limited liability company (“TPG”), and PriceSmart Inc., a Delaware corporation (“PSMT”).

Recitals

A) TPG and PSMT are parties to a Purchase Order Financing Agreement dated February 20, 2004 (the “Agreement”)

B) Pursuant to the Agreement PSMT executed and delivered to TPG, PSMT’s promissory note dated February 23, 2004 in the face amount of Ten Million Dollars ($10,000,000).

C) TPG and PSMT wish to amend the Agreement as provided herein.

NOW THEREFORE, the parties hereto amend the Agreement as follows.

1. All references to sections and articles herein shall mean sections and articles of the Agreement unless otherwise specified.

2. All words and phrases used herein shall have the same meaning as in the Agreement, except as otherwise specified.

3. Section 2.01 is amended and restated in its entirety as follows:

“2.01 Maximum Purchase Order Financing Amount

TPG shall pay funds to PSMT’s trade venders (“Trade Vendors”) on behalf of PSMT during the Term, provided that the maximum aggregate amount of the funds so paid and outstanding at any time may not exceed Fifteen Million Dollars ($15,000,000.00), subject to Section 2.03.”

4. Concurrently with execution of this Amendment, the parties hereto are executing and delivering an amendment to the Note referred to in Section 2.04.

5. Concurrently with the execution and delivery of this Amendment, PSMT is delivering to TPG additional collateral consisting of certificates for one hundred thousand (100,000) shares of the stock in PriceSmart Real Estate Panama, S.A. along with stock powers for such stock signed in blank. PSMT represents and warrants that the aforementioned are all of the issued and outstanding stock of PriceSmart Real Estate Panama, S.A.. Such additional collateral shall be part of the Collateral referred to in Section 3.01 and shall be governed by the provisions of Article III.

6. Subject to the amendments herein the Agreement remains in full force and effect.

Executed on the date first written above.

The Price Group, LLC		PriceSmart, Inc.

by	/s/ JAMES F. CAHILL	by	/s/ JOHN M. HEFFNER
	Manager		its Executive Vice President

by	/s/ JOSEPH SATZ
Manager